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                                                                 Exhibit 23.2


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 27, 1998 appearing on page F-1 of Commerce Security Bancorp, Inc. and its subsidiaries Annual Report on Form 10-K for the year ended December 31, 1997. However, it should be noted that Price Waterhouse LLP has not prepared or certified such ""Selected Financial Data.''

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Los Angeles, California
April 23, 1998